As filed with the Securities and Exchange Commission on March 4, 2004
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SYMYX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number) 3100 Central Expressway Santa Clara, CA 95051 (408) 764-2000	77-0397908 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1997 STOCK PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Steven D. Goldby
Chief Executive Officer
Symyx Technologies, Inc.
3100 Central Expressway
Santa Clara, CA 95051
(408) 764-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
CHRISTOPHER D. MITCHELL, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
	Amount	Offering	Maximum
Title of Each Class of Securities to	to be	Price	Aggregate	Amount of
be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, $0.001 par value, to be issued under the 1997 Stock Plan(1)	1,264,404 shares	$26.51	$33,519,350.04	$4,247.00
Common Stock, $0.001 par value, to be issued under the 1999 Employee Stock Purchase Plan (2)	316,101 shares	$22.54	$7,124,916.54	$903.00

Total Registration Fees:				$5,150.00

(1)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1997 Stock Plan. The computation is based on the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 27, 2004, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1999 Employee Stock Purchase Plan. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 27, 2004, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

PART II
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF
ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on (i) March 15, 2000 (File No. 333-32574), (ii) February 13, 2001 (File No. 333-55450), (iii) February 5, 2002 (File No. 333-82168) and (iv) February 27, 2003 (File No. 333-103493) (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 11, 2003.

(b)	Proxy Statement filed as of April 10, 2003 in connection with the Annual Meeting of Stockholders held on May 29, 2003.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, as filed pursuant to Section 13 (a) of the Exchange Act on May 6, 2003.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, as filed pursuant to Section 13 (a) of the Exchange Act on August 8, 2003.

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, as filed pursuant to Section 13 (a) of the Exchange Act on November 5, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on March 4, 2004.

SYMYX TECHNOLOGIES, INC.
By:	/s/ Steven D. Goldby
Steven D. Goldby, Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Goldby and Jeryl L. Hilleman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Steven D. Goldby Steven D. Goldby	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 4, 2004

/s/ Jeryl L. Hilleman Jeryl L. Hilleman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2004

/s/ Thomas R. Baruch Thomas R. Baruch	Director	March 4, 2004

/s/ Samuel D. Colella Samuel D. Colella	Director	March 4, 2004

/s/ Martin Gerstel Martin Gerstel	Director	March 4, 2004

/s/ Edwin F. Gambrell Edwin F. Gambrell	Director	March 4, 2004

Kenneth J. Nussbacher	Director

/s/ Mario M. Rosati Mario M. Rosati	Director	March 4, 2004

/s/ Peter G. Schultz Peter G. Schultz	Director	March 4, 2004

INDEX TO EXHIBITS

Exhibit Number		Exhibit Document

	5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

*	10.3	1997 Stock Plan

*	10.4	1999 Employee Stock Purchase Plan

	23.1	Consent of Ernst & Young LLP, Independent Auditors

	23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

	24.1	Power of Attorney (see signature page)

*	Incorporated by reference to the same number exhibit filed with Registrant’s Registration Statement on Form S-1 (File No. 333-87453), as amended.